Exhibit 99.1

CEO Converts Promissory Note into LSBC Common Stock

VACAVILLE, CALIFORNIA, June 30, 2005 - Large Scale Biology Corporation’s (Nasdaq:LSBC) President and Chief Executive Officer converted his $600,000 promissory note into 631,579 shares of LSBC common stock at $.95 per share on June 29, 2005 in accordance with the conversion terms of LSBC’s note to Kevin Ryan.

About Large Scale Biology Corporation
Large Scale Biology uses its proprietary gene expression, molecular engineering and bioprocessing technologies to develop and manufacture therapeutic and industrial proteins, vaccines and diagnostic products for effective characterization and treatment of disease.  Corporate offices, R&D laboratories and Predictive Diagnostics, Inc. are headquartered in Vacaville, California, and the Company’s commercial-scale biomanufacturing facility is located in Owensboro, Kentucky. For more information about Large Scale Biology Corporation, visit the Company’s website at www.lsbc.com

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